Exhibit 10.9

CONTROL OPTION AGREEMENT

     Control Option Agreement, dated as of November 1, 2003 (the “Agreement”), between Lafarge North America Inc., a Maryland corporation (the “Company”), and Lafarge S.A., a French corporation (the “Parent”).

     Whereas, the Company currently has outstanding Common Stock, $1.00 par value (“Common Stock”), and Voting Stock, $0.0001 par value (“Voting Stock”);

     Whereas, the Company’s subsidiary, Lafarge Canada Inc. (“LCI”), currently has outstanding Exchangeable Preference shares (“Exchangeable Shares”);

     Whereas, the holders of Exchangeable Shares, through a trust holding Voting Stock (“Exchange Trust”), vote as a class with the holders of Common Stock and any other class or series of capital stock of the Company having general voting rights in the Company;

     Whereas, the Parent directly and indirectly holds as of October 31, 2003 such number of Exchangeable Shares and shares of Common Stock so that the Parent is entitled to cast, either directly or indirectly, approximately 53% of the total votes available to be cast at a meeting of the Company’s stockholders on that date;

     Whereas, by virtue of its ownership of Common Stock and Exchangeable Shares, the Parent has the power to elect all of the directors of the Company and to control decisions to be voted upon by stockholders, except as otherwise provided by law;

     Whereas, the loss of such voting control could have adverse consequences for the Parent and the Company under certain laws of France, Canada and the United States, as well as certain of the Company’s credit agreements, and the Parent has informed the Company of its intention to maintain such voting control for the foreseeable future;

     Whereas, the Parent, in consideration for benefits conferred upon the Company by the Parent, has requested that the Company agree as set forth herein;

     Now, Therefore, in consideration of the premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

     Section 1.    Definitions

     “Applicable Interest Rate” shall mean for each calendar quarter or part thereof the three month London Interbank Offered Rate for the first business day of such calendar quarter as reported in the next business day’s Wall Street Journal, plus that number of basis points charged or chargeable to the Company on such day under the Company’s then existing committed credit facilities above the London Interbank Offered Rate then applicable under such credit facilities.

     “Convertible Securities” shall mean Relevant Voting Securities which are not entitled to vote but which (i) entitle the holder thereof (or which the holder thereof may exercise) to purchase from the Company Relevant Voting Securities having the right to vote or (ii) which are convertible by the holder thereof into Relevant Voting Securities having the right to vote.

     “Includible Voting Securities” shall mean all Voting Securities other than (i) Common Stock issuable upon exercise of the exchange rights of Exchangeable Shares or upon exercise of the conversion, exchange or similar rights of other Includible Voting Securities, (ii) securities reserved for issuance under any Stock Plan and (iii) securities covered by options under employee Stock Plans.

     “Relevant Voting Security” shall mean any Voting Security other than (i) Common Stock issuable upon exercise of the exchange rights of Exchangeable Shares, (ii) Common Stock or other Voting Securities issuable upon exercise of conversion or similar rights of an outstanding Includible Voting Security, (iii) Voting Securities issued, or reserved for issuance, pursuant to a Stock Plan, as defined above, (iv) securities covered by outstanding options under any Stock Plan which is an employee Stock Plan, and (v) Voting Stock issued to the trustee under the Exchange Trust as a consequence of the issuance of additional Exchangeable Shares.

     “Stock Plan” shall mean any employee stock purchase plan, profit sharing plan, incentive, compensation or bonus plan, dividend reinvestment plan, optional stock dividend plan, stock option plan or any other similar plan either (i) approved by the Company’s Board of Directors pursuant to which any securities are issued by the Company to its stockholders or to employees of the Company or a subsidiary, or (ii) approved by the Board of Directors of LCI pursuant to which any securities are issued by LCI to its employees or stockholders.

     “Total Voting Power” shall mean the total number of votes attributable to all Includible Voting Securities of the Company.

     “Underlying Securities” shall mean Relevant Voting Securities having the right to vote which a holder of Convertible Securities is entitled to receive pursuant to the terms of or upon the exercise or conversion of Convertible Securities.

     “Voting Securities” shall mean all shares of Common Stock, Voting Stock, and any other securities of the Company or of a subsidiary of the Company (such as Exchangeable Shares) entitled to vote (regardless of whether such voting rights (i) are presently exercisable or (ii) directly appertain to such securities or (iii) are only available upon subsequent conversion, option or warrant exercise, exchange or other disposition of such securities) on all matters with holders of Common Stock and Voting Stock at meetings of the stockholders of the Company.

     Section 2.    Issuance of Relevant Voting Securities

     (a)    If the Company shall from time to time issue to any person other than the Parent any Relevant Voting Securities, as defined above, the Parent shall have the right to purchase from the Company up to the amount of such Relevant Voting Securities as shall be necessary to permit the Parent to achieve (on a basis assuming the exercise of all conversion, exchange and similar rights of outstanding securities except employee stock options) a control margin of up to 1,000,000 votes in excess of 50% of the total Voting Power, as defined above, to be represented by all Includible Voting Securities, as defined above, to be outstanding (or deemed to be outstanding) after such issuances by the Company and purchases by the Parent and the other purchaser(s).

     For purposes of this Section 2(a), the issuance by a subsidiary of the Company (to a person other than the Company) of securities which have the rights of or are convertible into or exchangeable for Voting Securities, and the sale by the Company of any securities issued by a subsidiary with the aforesaid characteristics, shall be deemed to constitute an issuance of Voting Securities by the Company.

     Nothing in this Agreement shall be construed to prevent or constrain the Parent from acquiring outstanding shares of Common Stock, Exchangeable Shares or any other securities of the Company or of any subsidiary on the open market or otherwise.

     (b)    The Company shall notify the Parent in writing sufficiently in advance of any proposed issue of any Relevant Voting Security covered by the right to purchase granted to the Parent in Section 2(a) so that the Parent, after its receipt of such notice but prior to any such issuance, shall have a period of at least 15 days (the “Notice Period”) to determine whether to exercise its right to purchase shares of such Relevant Voting Security. The Company’s notice, to the extent information is known or reasonably subject to estimation, shall include information as to the estimated nature and date of the proposed issue and the estimated price and amount of securities to be issued. If the Parent, within the Notice Period, notifies the Company (which notice shall specify whether the Parent intends to purchase all or only a specified portion of the shares it could elect to acquire) of its intention to exercise this right, then, simultaneously with, or immediately prior to, the issue of such Relevant Voting Securities, the Parent shall purchase from the Company, and the Company shall issue and sell to the Parent, the number of shares of the Relevant Voting Security determined as provided above in Section 2(a) (or such reduced amount as may be specified in the Parent’s notice to the Company) at a price per share determined as provided in Section 2(c) below.

     (c)(1) If the Company issues Relevant Voting Securities for cash in a public offering subject to a registration statement filed with the U.S. Securities and Exchange Commission and/or a comparable filing with the Canadian provincial securities administration, the price at which the Parent shall be entitled to purchase shares of Relevant voting Securities shall be the price at which such shares are offered to the public.

     (c)(2) If the Company issues Relevant Voting Securities pursuant to any transaction, contract, distribution, agreement or arrangement (except as provided in subsection (c)(1) above), the definitive terms of which are or have previously been publicly disclosed or announced, by press release, communication to stockholders, U.S. Securities and Exchange Commission filings or otherwise (the “Announcement”):

               (i)    the per share price at which the Parent shall be entitled to purchase shares of Common Stock pursuant to Section 2(a) shall be equal to the average of the closing prices for Common Stock during the 30-day trading period commencing 15 days prior to the Announcement and ending 14 days after such announcement (if the closing to a third party is scheduled to occur prior to the 15th trading day after the Announcement, the measuring period shall be the 30 trading days ending the day prior to the date of such closing);

              (ii)    the price at which the Parent shall be entitled to purchase Relevant Voting Securities other than Common Stock shall be the fair market value thereof as determined by reference to the current issuance thereof (assuming, if not the case, that such shares were issued in a public offering and based on an opinion of an independent investment banking firm or other expert retained by the Company, which expert shall be acceptable to the Parent in the exercise of its reasonable discretion).

     (c)(3) If the Company issues Relevant Voting Securities without the making of a prior Announcement relating to such issuance:

              (i)    the per share price at which the Parent shall have the right to purchase shares of Common Stock pursuant to Section 2(a) shall be equal to the average of the closing prices for Common Stock during the 30-day trading period commencing 31 days prior to the date upon which the Company issues the shares of Common Stock to a party other than the Parent (the “Issuance Date”) and ending on the day prior to such Issuance Date;

              (ii)    the price at which the Parent shall be entitled to purchase Relevant Voting Securities other than Common Stock shall be the fair market value thereof as determined by reference to the current issuance thereof (assuming, if not the case, that such shares were issued in a public offering and based on an opinion of an independent investment banking firm or other expert retained by the Company, which expert shall be acceptable to the Parent in the exercise of its reasonable discretion).

     (d)    At the closing for the purchase and sale of such Common Stock or other Relevant Voting Security (as the case may be), the Company will deliver to the Parent a certificate or certificates (or other appropriate evidence) representing the securities being purchased, registered in the name of the Parent or its designee, against payment therefore of same day funds in an amount equal to the aggregate purchase price. The Parent may designate, as the purchaser on its behalf, any corporation (excluding the Company and its subsidiaries) or other entity owned or controlled by it (the Parent and all such corporations and other entities are herein collectively called the “Lafarge Group”).

     (e)    If the Company is unable to issue any Relevant Voting Securities that the Parent has the right to purchase pursuant to this Section 2 because the Company’s charter does not authorize a sufficient number of shares, the Company shall use its best efforts to cause the stockholders of the Company to amend the Company’s charter to increase the number of authorized shares of such Relevant Voting Securities to the number necessary to permit such issuance and the closing of the sale of such shares of Relevant Voting Securities to the Parent shall be postponed to a date when the Company’s charter permits such issue.

     (f)    If the Parent shall be entitled to purchase Relevant Voting Securities pursuant to this Agreement and shall have informed the Company of its intent to make such purchase but the closing of the sale to the Parent cannot be accomplished because of a necessity to obtain required approvals from governmental authorities having jurisdiction over the Parent or the Company, then such closing may be delayed at the affected party’s request for a period of up to 60 days, provided that the aggregate purchase price shall be increased by an interest factor equal to the Applicable Interest Rate during the period.

     Section 3.    Issuance of Convertible Securities

     (a)    When the Company shall issue to any person other than the Parent any Relevant Voting Securities which are also Convertible Securities, the Parent shall have the right, in its sole discretion, to either:

     (1)    purchase Relevant Voting Securities from the Company pursuant to the terms and conditions set forth in this Agreement other than in this Section 3, or

     (2)    purchase from the Company at the time the Company issues Underlying Securities to any person other than the Parent up to the amount of Underlying Securities as shall be necessary to permit the Parent to achieve (on a basis assuming the exercise of all conversion, exchange and similar rights of outstanding securities except employee stock options) a control margin of up to 1,000,000 votes in excess of 50% of the total Voting Power, as defined above, to be represented by all Includible Voting Securities, as defined above, to be outstanding (or deemed to be outstanding) after such issuances by the Company and purchases by the Parent and the other purchaser(s).

     (b)    If the Parent elects to purchase Underlying Securities from the Company pursuant to the provisions of Section 3(a)(2) above, the Parent shall pay the greater of the following to the Company for each Underlying Security it shall purchase:

     (1)    if the Convertible Securities giving rise to the Underlying Securities to be purchased by the Parent are interest bearing securities (e.g. convertible debentures), the total consideration paid to the Company for the Convertible Securities, divided by the total number of Underlying Securities which the Convertible Securities entitled the holder thereof to receive upon conversion or exercise thereof; plus the additional consideration, if any, per each share of Underlying Security paid by the holder of the Convertible Securities upon exercise or conversion thereof;

     (2)    if the Convertible Securities giving rise to the Underlying Securities to be purchased by the Parent are non-interest bearing securities (e.g. warrants), the total consideration paid to the Company for the Convertible Securities, plus interest on such amount from the date of issuance of the Convertible Securities through the date of issuance of the Underlying Securities (the “Interest Period”) at the Applicable Interest Rate (calculated for actual days elapsed on the basis of a 360-day year) for each calendar quarter, or part thereof, within the Interest Period, divided by the total number of Underlying Securities which the Convertible Securities entitled the holder thereof to receive upon conversion or exercise thereof, plus the additional consideration, if any, per each share of Underlying Security paid by the holder of the Convertible Securities upon exercise or conversion thereof; or

     (3)    a price per each share of Underlying Security equal to (x) if the Underlying Securities are Common Stock, the average of the closing prices for the Common Stock during the 30-day trading period ending the day prior to the closing of the issuance by the Company of the Underlying Securities to the persons other than the Parent, or (y) if the Underlying Securities are other than Common Stock, the fair market value thereof as determined by reference to the current issuance thereof (assuming, if not the case, that such shares were issued in a public offering and based on an opinion of an independent investment banking firm or other expert retained by the Company, which expert shall be acceptable to the Parent in the exercise of its reasonable discretion).

     (c)    Within the notice to Parent required by Section 2(b) above, the Company shall indicate whether the Relevant Voting Security of which it is giving notice is also a Convertible Security. If the Relevant Voting Security of which the Company gives notice is also a Convertible Security, the Parent shall notify the Company within the Notice Period above which of alternatives (1) or (2) in Section 3(a) above it shall follow with respect to such issuance of Relevant Voting Securities. If the Parent does not so notify the Company within the Notice Period, the Parent’s rights with respect to such Relevant Voting Securities shall be as set forth in alternative (1) in Section 3(a) above.

     (d)    The Company shall notify the Parent in writing sufficiently in advance of any proposed issue of Underlying Securities covered by the right to purchase granted to the Parent pursuant to Section 3(a)(2) above so that Parent, after receipt of such notice but prior to any such issuance, shall have a period of no less than 15 days to determine whether to exercise its right to purchase Underlying Securities. The Company’s notice, to the extent information is known or reasonably subject to estimation, shall include information as to the estimated nature and date of the proposed issue and the estimated price and amount of securities to be issued. If the Parent, within the 15-day period, notifies the Company (which notice shall specify whether the Parent intends to purchase all or only a specified portion of the Underlying Securities it could elect to purchase) of its intention to exercise this right, then, simultaneously with, or immediately prior to, the issue of such Underlying Securities, the Parent shall purchase from the Company, and the Company shall issue and sell to the Parent, the number of Underlying Securities determined as provided in Section 3(a)(2) of this Agreement (or such reduced amounts as may be specified in the Parent’s notice to the Company) at a price per share determined as provided in Section 3(b) above.

     Section 4.    Representations and Warranties of the Company

     (a)    The Company is a corporation duly organized and existing in good standing under the laws of the State of Maryland. The Company has the corporate power to own the property owned by it and to conduct the business presently being conducted by it.

     (b)    As of the date hereof, the authorized capital stock of the Company consists of (i) 30,000,000 shares of voting Stock, of which 4,292,017 shares are issued and outstanding, and (ii) 150,000,000 shares of Common Stock, of which 69,135,921 shares were issued and outstanding on October 31, 2003. All outstanding shares of capital stock are validly authorized and issued, fully paid and nonassessable.

     Section 5.    Successors and Assigns

     The rights of the Parent under this Agreement may not be assigned or otherwise transferred except to (a) a member of the Lafarge Group or (b) a corporation or entity which succeeds to the ownership of more than 80% of the assets and business of the Parent.

     Section 6.    Termination

     Unless sooner terminated pursuant to the following sentence, this Agreement shall terminate on October 31, 2013. Either the Company or the Parent may terminate this Agreement unilaterally at any time in advance of October 31, 2013 by giving the other party written notice of such termination at least one year in advance of the date on which such termination shall be effective.

     Section 7.    Notice

     Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, or by internationally recognized overnight courier to the following address:

For the Company Lafarge North America Inc. 12950 Worldgate Drive, Suite 500 Herndon, VA 20170 Attention: General Counsel

For the Parent Lafarge S.A. 61, rue des Belles Feuilles 75782 Paris, France Attention: Directeur des Affaires Juridiques

or such other address as may be specified by the parties for such purposes.

     Section 8.    Governing Law

     This Agreement relates to the securities of a Maryland corporation, and shall be construed in accordance with, and the rights of the parties shall be governed by, the law of the State of Maryland, without regard to the principals of conflict of laws.

     Section 9.    Regulatory Approval

     This Agreement is subject to and contingent upon receipt of all regulatory approval that may be applicable to this Agreement.

     Section 10.    Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

LAFARGE NORTH AMERICA INC.

By:	/s/ Larry J. Waisanen Larry J. Waisanen Executive Vice President and Chief Financial Officer

LAFARGE S.A.

By:	/s/ Jean-Jacques Gauthier Jean-Jacques Gauthier Executive Vice President and Chief Financial Officer